Exhibit 99.1
We have also included a valuable article regarding ethanol’s “sobering” impact on oil which touts biofuels positive impact on current gas prices. We would like to provide you the most up-to-date and pertinent information available in an effective and efficient manner. If you would like to receive more information via e-mail, please send an e-mail to alicia@firstunitedethanol.com. You can also receive your newsletter electronically. Due to space restrictions, excerpts from each article have been reprinted in this publication. The articles in their entirety can be read on our website. www.firstunitedethanol.com Beating Up on Ethanol May 14, 2008 By Anna Palmer, Roll Call Staff a publication of First United Ethanol, LLC _____ May 2008 From the Chairman... All the negative publicity you are hearing about ethanol being to blame for the rising price of food is not by happenstance. It is an orchestrated effort of the American Grocers’ Association to blame ethanol for rising food prices. The following articles will not only enlighten you on the smear campaign that is actively taking place but they will also offer you some talking points so that you may defend ethanol with facts. Thanks for your continued support of FUEL and the ethanol industry. for thought Rising food and fuel prices have led the biofuel industry to take a beating on Capitol Hill the past few weeks. But the pummeling hasn’t been by chance — it’s part of a concerted effort spearheaded by the Grocery Manufacturers Association and the Glover Park Group. GMA has been leading an “aggressive” public relations campaign for the past two months in an effort to roll back ethanol mandates that passed in last year’s energy bill. The association hired Glover Park Group to run a six-month campaign, according to GMA’s request for proposal and Glover Park’s response. “GMA has concluded that rising food prices...create a window to change perceptions about the benefits of bio-fuels and the mandate,” reads the three-page RFP, a copy of which was obtained by Roll Call. GMA’s Scott Faber said it was high time the group, which represents many of the nation’s largest food, beverage and household goods companies, joined the debate. In its RFP, the GMA outlined a four-part approach: building “a global center-left coalition,” which includes environmental, hunger, food aid, poverty, development, senior, children, business, nutrition, farm consumer and labor groups; taking advantage of the “extraordinary earned media opportunities” caused by rising food prices; mobilizing local food banks and “other local opinion leaders in key states and districts”; and hiring “trusted third-party experts” to document the effect of fuel mandates on, among other things, global hunger and poverty, job losses in the food industry and inflation. In its 21-page answer, a copy of which was also obtained by Roll Call, Glover Park laid out a hard-hitting plan with two main goals for the campaign. “First, we must obliterate whatever intellectual justification might still exist for cornbased ethanol among policy elites. ... Second, we must demonstrate to policy makers at the state and federal level that there is a political price to allowing ethanol policy to drive up the cost of food,” Glover Park wrote. In order to do that, Glover Park said the campaign must “clearly show the direct and irrefutable link between corn-based ethanol policy and the variety of harms caused by that policy, above all food price inflation” along with an urgent and remedy-based messaging strategy. Expecting a tough fight, Glover Park wrote that the coalition must “be first to punch every time.” The firm did not respond to several interview requests.

SENATOR GRASSLEY RESPONDS TO ETHANOL SMEAR CAMPAIGN Excerpts from a Prepared Floor Statement of Senator Chuck Grassley of Iowa “Ethanol Is Not The Cause Of All That Ails You” Thursday, May 15, 2008 For almost thirty years I’ve been leading an effort, with many of my colleagues, to promote policies to grow a domestic renewable fuels industry. We’ve promoted homegrown renewable fuels as a way to lessen our dependence on foreign oil and improve our air quality. For all these years, we’ve hardly heard anything negative about these policies. Now, ethanol and alternative fuels are being made the scapegoat for a whole variety of problems. Never before have the virtuous benefits of ethanol and renewable fuels been so questioned and criticized. The problem is, none of these criticisms are based on sound science, economics or even common sense. It seems there is a “group-think” mentality when it comes to scapegoating ethanol for everything from high gas prices, global food shortages, global warming and deforestation. But, as was recently reported, this anti-ethanol campaign is not a coincidence. It turns out that a $300,000, six-month retainer of a beltway public relations firm is behind the smear campaign, hired by the Grocery Manufacturers Association. They’ve outlined their strategy of using environmental, hunger and food aid groups to demonstrate their contrived “crisis.” There are a lot of intelligent people who have been misled by this campaign and are just simply wrong. They’re using a lot of rhetoric. But, the facts don’t back up their arguments. It’s time to dispel the myths perpetuated by the Glover Park Group and others. Food prices are going up and I’m sympathetic to those at home and abroad who are struggling with the higher prices. But to put all the blame at the feet of the U.S. ethanol industry is outrageous and misplaced. Watching the news and listening to some of my colleagues, I’ve heard the domestic ethanol industry being blamed for price hikes and shortages of apples, broccoli, rice, wheat, lentils, peppers and even bananas. With regard to wheat, rice and lentils, the global demand for food from a growing middle class in China and India have the most impact. Weather trends including a drought in Australia and poor growing conditions in Southeast Asia and Eastern Europe have had a much greater impact on the supply of rice and wheat. Many of these countries also have government production policies that manipulate the production, supply and trading of these commodities. The fact is, the global demand and price for all commodities has increased. Some of this could be due to speculation. But, the biggest culprit behind the rising food costs is $125 a barrel oil. U.S. farmers responded to the demand and produced a record corn crop in 2007. Over 2.6 billion more bushels of corn were harvested in 2007 over 2006. The ethanol industry only increased its usage during that time by the equivalent of 600 million bushels. So, there was an additional 2.1 billion bushels of corn available in 2007 for feed, food and export. And, exports have been growing. USDA estimates that this year’s corn exports will be a record 2.5 billion bushels, up 18 percent over last year. It’s also important to keep in mind that a tiny fraction of the cost of retail food is a result of farm inputs. Of a retail dollar, the farm value is around 19 cents. In a $5 box of corn flakes, there is less than 10 cents worth of corn. The value of the corn in a pound of beef or pork is only 20 to 30 cents. Yet, some have suggested that we should suspend our policies that promote the use of renewable fuel to help drive down food prices. If all the evidence suggests that biofuels have little if any impact on the rising cost of food, what good can come of lifting our biofuels policies? Lifting the renewable fuels mandate won’t drive down the cost of corn or the price of groceries. But, it will increase our demand for crude oi l—dirty burning crude oil. Big Oil wins! A Merrill Lynch analyst recently estimated that oil and gas prices would be 15 percent higher without biofuels. Iowa State University estimates that ethanol use lowers gas prices by 30 to 40 cents a gallon. Another economist estimated that gas prices would be $1.40 more a gallon if you removed 50 percent of the ethanol scheduled to be used this year. It’s clear: reducing the amount of ethanol in our nation’s fuel mix will have little if any impact on food prices and will actually increase prices at the pump for all Americans. So, to the critics, let me say loud and clear: Ethanol is not the cause of all that ails you. While it’s easy to blame, it’s intellectually dishonest to make these claims. It’s time for critics to take an independent look at the facts. Here’s the truth: Ethanol is reducing our dependence on foreign oil. Ethanol has a significant net energy balance — the same cannot be said for gasoline. Ethanol is reducing our greenhouse gas emissions. Ethanol is not the culprit behind rising food and feed prices here at home or abroad. Ethanol is lowering the price of crude oil and lowering the price of gasoline. Ethanol is increasing our national security, helping our balance of trade, and reducing our dependence on Middle East oil and the whims of Big Oil. It’s time we clear the air, look at the facts, and recognize once again that everything about our domestic renewable fuels industry is good, good, good. This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”). Changes in our business strategy, capital improvements or development plans; Construction delays and technical difficulties in constructing the plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Changes in the availability and price of natural gas and corn, and the market for distillers grains; Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives); Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; and Competition from alternative fuel additives. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

Ethanol’s “Sobering” Impact on Oil: New Report Details Impacts of Abandoning Biofuel Production Biofuels have become an essential component of the world’s motor fuel supply, according to the International Energy Administration (IEA). In a just released report, IEA estimates that biofuels will account for nearly two-thirds of the non-OPEC oil supply growth this year, a “sobering” amount of the fuel supply. According to Bloomberg: “While it seems unlikely that biofuel targets will be reversed in the near future, it is sobering to realize the amount of oil that would be needed to replace them,” the I EA said. “Just offsetting the biodiesel and ethanol added to the U.S. and European markets since 2005 would require around 1 million barrels a day of additional crude* oil supplies to be processed.” The I EA is the latest in a series of experts highlighting the critical importance of biofuels in the fuel supply. Merrill Lynch analysts Francisco Blanch recently told BusinessWeek that the impact of removing biofuels from the fuel supply would be dramatic. “For one, the billions of gallons of ethanol are moderating oil prices by ‘easing energy bottlenecks,’ says Francisco Blanch, head of global commodity research at Merrill Lynch. Blanch figures that oil prices would be at least 15% higher than they are, if not for today’s output of ethanol.” Iowa State University’s Center for Agriculture and Rural Development has estimated that American drivers are saving between $0.30- $0.40 per gallon thanks to the use of ethanol. And, economist, John Urbanchuk, recently told Reuters that removing even 50 percent of the ethanol scheduled to be used this year would “add a bit over $1.10 a gallon to gasoline in the short term because you’ve got to go out and replace that 4.5 billion gallons of ethanol.” “Biofuels are an essential part of our nation’s gasoline supply,” said Renewable Fuels Association President Bob Dinneen. “Without ethanol, Americans would likely be paying $4.25 per gallon for gasoline. Considering the impact of higher fuel prices on the cost of all consumer goods, especially food, ethanol is working to keep prices far lower than they otherwise would be.” Dinneen continued, “In the face of record oil, gasoline and diesel prices, it might seem pennywise but would be pound foolish to walk away from our commitment to biofuels and a diversified energy future.” Source: Renewable Fuels Assn. *1,000,000 barrels per day times $125.oo per barrel equals $125,000,000.00 That’s 125million per day times 365 days per year equals $45,625,000,000.00. That is a lot of money! USDA says debate should not be about food ‘vs.’ fuel
May 20, 2008 The National Corn Growers Association notes that at a Monday press conference, USDA officials joined in the public conversation about the relationship between food prices and biofuels, stressing that the debate should not be about food “versus” fuel, but about the fact that we can have both food and fuel. “The press conference today echoed our message to consumers that corn ethanol production plays just a small role in food price increases,” said NCGA President Ron Litterer. “American corn farmers will continue to work to meet the country’s food, fuel and feed needs.” At the beginning of the briefing, Agriculture Secretary Ed Schafer put the current food and fuel debate into perspective. “Higher oil prices affect much more than just the cost of driving,” said Schafer. “They are actually one of the major factors behind higher food costs.” Schafer reiterated that developing diversity in this country’s portfolio of fuels is an urgent matter and one that remains central to the country’s energy and food security. USDA’s data revealed that higher food marketing and transportation costs, along with export restric tions have impacted food prices. USDA chief economist, Dr. Joe Glauber, stated that biofuels-such as ethanol-contribute to higher prices, but acknowledged that higher corn prices pass through to retail prices at a small rate. Glauber referenced a study by the Council of Economic Advisers showing that the total global increase in corn ethanol production accounts for about 3 percent of the recent increases in global prices. Glauber noted that the farm value of food costs is less than 20 percent. Schafer added that the growing middle class abroad, prosperity in developing markets and drought have impacted global food prices. And he also responded to a reporter who asked about the Grocery Manufacturers Association’s “undercover campaign” against ethanol. Schafer acknowledged that the association was behind the campaign and said that USDA’s data didn’t reflect the organization’s claims. SOURCE: NCGA and USDA.

Dryer Train for DDGS Fermentation Tanks and Corn Silos Train on Loop Track Grain Receiving Building You can view this newsletter online at _____ If you have questions or concerns, you can e-mail www.firstunitedethanol.com us at info@firstunitedethanol.com